UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 20, 2011
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 20, 2011, Alon USA Energy, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV, Ltd., a Cayman Island exempt limited partnership (“YA Global”). Pursuant to the terms and conditions of the SEDA, YA Global is committed to purchase up to $25 million of the Company’s common stock (the “Common Stock”) over a two-year commitment period.
     From time to time, and at the Company’s sole discretion, it may present YA Global with advance notices to purchase up to $1 million of the Common Stock, subject to increase by up to 50% upon the satisfaction of certain terms and conditions in the SEDA or unless otherwise agreed to by the parties. YA Global will purchase the Common Stock at 98.5% of the lowest volume weighted average price, or VWAP, of the Common Stock on the New York Stock Exchange during the five trading day period following the advance notice. The Company will issue the Common Stock under the SEDA pursuant to its effective Registration Statement on Form S-3 (Registration No. 333-171111) filed with the Securities and Exchange Commission on December 12, 2010.
     A copy of the SEDA is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the SEDA contained herein is qualified in its entirety by reference to the full text thereof.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Standby Equity Distribution Agreement, dated as of January 20, 2011, among Alon USA Energy, Inc. and YA Global Master SPV, Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary

Date: January 21, 2011

Exhibit Index

Exhibit
Number	Description
10.1	Standby Equity Distribution Agreement, dated as of January 20, 2011, among Alon USA Energy, Inc. and YA Global Master SPV, Ltd.

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